As Filed with the Securities and Exchange Commission on July 25, 2003

File No. 333-106339

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMITHFIELD FOODS, INC.	Virginia	52-0845861
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

SMITHFIELD CAPITAL TRUST I	Delaware	16-6543070
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Commerce Street

Smithfield, Virginia 23430

(757) 365-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael H. Cole, Esq.

Vice President, Secretary and Deputy General Counsel

200 Commerce Street

Smithfield, Virginia 23430

(757) 365-3030

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jane Whitt Sellers, Esq.

McGuireWoods LLP

Bank of America Corporate Center

100 North Tryon Street, Suite 2900

Charlotte, North Carolina 28202-4011

(704) 373-8999

Approximate date of commencement of proposed sale to the public:    From time to time after effectiveness.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:  ☐

CALCULATION OF REGISTRATION FEE(1)

Title of each class of Securities to be registered	Amount to be Registered(2)	Proposed maximum offering price per share to be registered(2)	Proposed maximum aggregate offering price(2)	Amount of Registration fee

Primary Offering Common Shares, with associated Rights to Purchase Smithfield Foods, Inc., Series A, Preferred Shares(3)(8)
Preferred Shares(3)
Depositary Shares(3)(4) Warrants
Senior Debt Securities
Subordinated Debt Securities
Trust Preferred Securities, Related Guarantee and Agreement as to Expenses and Liabilities(5)
Stock Purchase Contracts
Stock Purchase Units(5)
Subtotal			$682,050,000	$55,500
Selling Securityholder Common Shares, with associated Rights to Purchase Smithfield Foods, Inc., Series A Preferred Shares(7)(8)	3,000,000 shares	$22.65	$ 67,950,000	$5,500

TOTAL			$750,000,000	$61,000

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee. Such amount in U.S. dollars or the equivalent thereof in other currencies, as shall result in an aggregate offering price for all securities of $750,000,000. For debt securities issued with original issue discount, the amount to be registered is the amount as shall result in aggregate gross proceeds of $682,050,000.
(2)	Omitted pursuant to General Instruction II.D. of Form S-3.
(3)	Includes an indeterminate number of Common Shares, Preferred Shares and Depositary Shares to be issued by Smithfield Foods, Inc. at indeterminate prices, upon settlement of the Stock Purchase Contracts or upon conversion or exchange of the Senior Debt Securities, Senior Subordinated Debentures, Warrants or Trust Preferred Securities, as the case may be, for which no separate consideration will be received by Smithfield Foods, Inc.
(4)	Depositary Shares will represent functional interests in Preferred Shares registered hereby.
(5)	No separate consideration will be received for the Guarantee by Smithfield Foods, Inc. or the Agreement as to Expenses and Liabilities.
(6)	Each Stock Purchase Unit of Smithfield Foods, Inc. consists of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of Common Shares of Smithfield Foods, Inc. and (b) either a beneficial interest in Senior Debt Securities, Trust Preferred Securities, Preferred Shares or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such Common Shares. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.
(7)	Pursuant to Rule 457(c) the offering price and registration fee are computed on the basis of the average of the high and low prices of our common shares, as reported on the NYSE on July 21, 2003.
(8)	Prior to the occurrence of certain events, the rights to purchase, Smithfield Foods Inc. Preferred Shares, Series A, will be attached to and trade with the Smithfield Foods, Inc. Common Shares. Value attributable to such rights, if any, will be reflected in the market price of the Smithfield Foods, Inc. Common Shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Neither this prospectus nor any prospectus supplement is an offer to sell these securities or a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated July 24, 2003

SMITHFIELD FOODS, INC.

SMITHFIELD CAPITAL TRUST I

200 Commerce Street

Smithfield, Virginia 23430

(757) 365-3000

$682,050,000

From time to time, we may offer and sell the following securities:

Common Shares

Preferred Shares

Depositary Shares

Warrants

Senior Debt Securities

Subordinated Debt Securities

Trust Preferred Securities, Related Guarantee and

Agreement as to Expenses and Liabilities

Stock Purchase Contracts

Stock Purchase Units

We will provide specific terms of these securities in supplements to this prospectus. In addition, from time to time, this prospectus may also be used by selling securityholders to sell up to 3,000,000 of our common shares covered by this prospectus. You should read this prospectus and any supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July     , 2003.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $682,050,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

When used in this prospectus, the terms “Smithfield,” “we,” “our” and “us” refer to Smithfield Foods, Inc. and its subsidiaries. In addition certain selling securityholders identified herein or, to the extent applicable, to be identified in an applicable prospectus supplement may offer and sell from time to time an aggregate of 3,000,000 of our common shares.

Note on forward-looking statements

This prospectus contains “forward-looking” information within the meaning of the federal securities laws. The forward-looking information includes statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the availability and prices of live hogs and cattle, raw materials and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, hedging risk, operating efficiencies, changes in interest rate and foreign currency exchange rates, access to capital, the cost of compliance with environmental and health standards, adverse results from on-going litigation and actions of domestic and foreign governments, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement or in other documents we file with the Securities and Exchange Commission and incorporate by reference into this prospectus.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the potential, future events discussed in this prospectus or in any supplement to this prospectus might not occur. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

The Company

We are the largest hog producer and pork processor in the world. In addition, we acquired Moyer Packing Company and Packerland Holdings in fiscal 2002 to become the fifth-largest beef processor in the United States. Our reporting segments are hog production, pork, beef and international.

Smithfield Foods, Inc. is a Virginia corporation. Our principal executive offices are located at 200 Commerce Street, Smithfield, Virginia 23430, and our telephone number is (757) 365-3000. Our website address is http://www.smithfieldfoods.com. The information in our website is not part of this prospectus.

The Capital Trust

Smithfield Capital Trust I is a statutory trust newly formed under Delaware law by us, as sponsor for the Capital Trust, and SunTrust Delaware Trust Company, as trustee. The trust agreement for the Capital Trust will be amended and restated substantially in the form filed as an exhibit to the registration statement, effective when securities of the Capital Trust are initially issued. The Amended Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

The Capital Trust may only:

• issue two classes of Trust Securities, Trust Preferred Securities and Trust Common Securities, which together represent undivided beneficial interests in the assets of the Capital Trust;

• invest the proceeds of the trust securities in our Subordinated Debt Securities;

• make distributions to the holders of trust securities; and

• engage in other activities necessary, advisable or incidental to the activities listed above.

The sole assets of the Capital Trust will be Subordinated Debt Securities, and our payments under Subordinated Debt Securities and the agreement as to expenses and liabilities will be the sole revenue of the Capital Trust.

No separate financial statements of the Capital Trust are included in this prospectus. We consider that these financial statements would not be material to holders of the Trust Preferred Securities because the Capital Trust has no independent operations and the purposes of the Capital Trust are as described above. We do not expect that the Capital Trust will be filing annual, quarterly or special reports with the Securities and Exchange Commission.

The principal place of business of the Capital Trust will be c/o Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430.

Ratio of earnings to fixed charges

The following table sets forth the ratio of earnings to fixed charges for each of the last five fiscal years.

Fiscal Years Ended

	May 2, 1999	April 30, 2000	April 29, 2001	April 28, 2002	April 27, 2003

Ratio of earnings to fixed charges	3.8x	2.4x	4.4x	3.8x	1.2x

For the purpose of computing the ratios of earnings to fixed charges, earnings represent income before taxes, (excluding capitalized interest). Fixed charges include interest on indebtedness (including capitalized interest), amortization of deferred debt issuance costs and an estimate of the interest portion of fixed rent expense.

No ratio of combined fixed charges and preference dividends is shown because we have not paid dividends on our outstanding preferred stock. Therefore, if shown, such ratios would be identical to the ratios of earnings to fixed charges shown above.

Use of proceeds

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of securities by us or the Capital Trust for capital expenditures and general corporate purposes, including expansion of our processed meats business and strategic acquisitions and the repayment of our debt.

We will not receive any proceeds from the sale of any securities sold by any selling securityholder.

Description of Debt Securities

The term Debt Securities includes the Senior Debt Securities and the Subordinated Debt Securities. We will issue the Senior Debt Securities in one or more series under a Senior Indenture between us and SunTrust Bank, or another trustee chosen by us, and the Subordinated Debt Securities in one or more series under a Subordinated Indenture between us and SunTrust Bank, or another trustee chosen by us. The Senior Indenture and the Subordinated Indenture are called the Indentures in this prospectus. We have summarized selected provisions of the Indentures below. The forms of the Senior Indenture and the Subordinated Indenture have been filed as exhibits to the registration statement, and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indentures so that you can easily locate these provisions. Capitalized terms used in this description have the meanings specified in the Indentures.

General

Unless the applicable prospectus supplement states otherwise, the Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our direct, other senior and unsubordinated debt. The Subordinated Debt Securities will be our unsecured obligations and will rank junior in right of payment to our Senior Indebtedness, as described under the heading “Additional Terms of Subordinated Debt Securities—Subordination.”

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The debt securities are not guaranteed by our subsidiaries and, therefore, holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders and any preferred stockholders in our subsidiaries.

Because the Debt Securities will be unsecured, they will effectively be subordinated to secured debt to the extent of the value of the assets securing such debt. In the event of a bankruptcy or similar proceeding involving us, our assets which serve as collateral will be available to satisfy the obligations under any secured debt before any payments are made on the Debt Securities.

Neither of the Indentures limits the amount of Debt Securities that we may issue under it. We may issue Debt Securities from time to time under the Indentures in one or more series by entering into supplemental indentures or by our Board of Directors or a duly authorized committee authorizing the issuance.

The Indentures do not protect the holders of Debt Securities if we engage in a highly leveraged transaction.

Debt securities may be issued as original issue discount securities, as defined in the Indentures, to be sold at a substantial discount below their principal amount. Original issue discount securities may include “zero coupon” securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon an acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions pursuant to which payment of the principal of the Debt Securities may be accelerated will be set forth in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Under the Indentures, the terms of Debt Securities of any series may differ and we, without the consent of the holders of the Debt Securities of any series, may reopen a previous series of Debt Securities and issue additional Debt Securities of that series or establish additional terms of that series, unless otherwise indicated in the applicable prospectus supplement.

Provisions of a particular series

The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. The prospectus supplement for a particular series of Debt Securities will specify the terms of that series, including, if applicable, some or all of the following:

• the title and type of the Debt Securities;

• the total principal amount of the Debt Securities;

• the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

• the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

• the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

• any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

• any optional redemption terms, or any repayment terms;

• any provisions that would obligate us to repurchase or otherwise redeem the Debt Securities, or, with respect to the Senior Debt Securities, any sinking fund provisions;

• the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

• if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

• any index or formula used for determining principal, interest, or premium, if any;

• the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

• whether to be issued in fully registered certificated form or book-entry form, represented by certificates deposited with, or on behalf of, a securities depositary and registered in the name of the depositary’s nominee (Book-Entry Debt Securities);

• whether the debt securities are convertible into or exchangeable for other Securities and the terms and conditions upon which such conversion or exchange may occur;

• denominations, if other than $1,000 each or multiples of $1,000;

• any changes to events of defaults or covenants; and

• any other terms of the Debt Securities. (Sections 201 & 301 of the Senior Indenture & Subordinated Indenture.)

The prospectus supplement will also discuss any material federal income tax considerations regarding the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Conversion, exchange or redemption

No Debt Security will be subject to conversion, amortization, exchange or redemption, unless otherwise provided in the applicable prospectus supplement. Any provisions relating to the conversion, exchange or redemption of Debt Securities will be set forth in the applicable prospectus supplement, including whether conversion is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we cannot redeem the Debt Security before their stated maturity. Unless otherwise specified in the applicable prospectus supplement, Debt Securities subject to redemption by us will be subject to the following terms:

• redeemable on and after the applicable redemption dates;

• redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

• redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 30 days before the date of redemption. (Section 1104 of the Senior Indenture & Subordinated Indenture.)

We will not be required to:

• issue, register the transfer of, or exchange any Debt Securities of a series during the period beginning 15 days before the date the notice is mailed identifying the Debt Securities of that series that have been selected for redemption; or

• register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Senior Indenture & Subordinated Indenture.)

Payment and transfer; paying agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

• by wire transfer to an account at a banking institution in the United States that is designated in writing to the applicable Trustee or paying agent before the deadline set forth in the applicable prospectus supplement by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

• by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Senior Indenture & Sections 308 &1001 of the Subordinated Indenture.)

Unless we state otherwise in the applicable prospectus supplement, the applicable Trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of such Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Senior Indenture & Subordinated Indenture.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities that remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to us, holders should look only to us for those payments. (Section 1003 of the Senior Indenture & Subordinated Indenture.)

Neither we nor any Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the participants.

Fully registered securities may be transferred or exchanged at the corporate trust office of the applicable Trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 305 of the Senior Indenture & Subordinated Indenture.)

Global securities

We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be deposited and registered with the securities depositary or its nominee or a custodian for the securities depositary. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 305 of the Senior Indenture & Subordinated Indenture.)

Unless otherwise stated in any prospectus supplement, The Depository Trust Company will act as the securities depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

• the securities depositary, with respect to participants’ interests; and

• any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

• may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

• may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

• will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indentures. (Section 308 of the Senior Indenture & Section 309 of the Subordinated Indenture.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. Neither we nor any of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing Book- Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

• any Trustee;

• the Capital Trust (only with respect to the Subordinated Debt Securities if the Subordinated Debt Securities are issued to the Capital Trust); or

• any agent of ours or any of the above.

Covenants

Unless otherwise indicated in the applicable prospectus supplement, under the Indentures we will:

• pay the principal, interest and premium, if any, on the Debt Securities when due;

• maintain a place of payment;

• deliver an officer’s certificate to the applicable Trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures;

• deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any; and

• comply with any other covenants included in the applicable indenture or any supplemental indenture. (Sections 1001, 1002, 1003 & 1006 of the Senior Indenture & Subordinated Indenture.)

Consolidation, merger or sale

Under the terms of the Indentures, we are generally permitted to consolidate or merge with any other person. We are also permitted to transfer all or substantially our assets to any person. However, each Indenture provides that we may not consolidate with or merge into, or transfer all or substantially all of our assets to, any person, unless:

• the person expressly assumes, by a supplemental indenture, executed and delivered to the applicable Trustee and in form satisfactory to the applicable Trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance of every covenant of the applicable Indenture on the part of us to be performed or observed;

• immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

• we have delivered to the applicable Trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with all conditions provided in the applicable Indenture. (Sections 801 & 802 of the Senior Indenture & Subordinated Indenture.)

Events of Default

Except as may be provided in the applicable prospectus supplement, an Event of Default when used in each of the Indentures, will mean any of the following:

• failure to pay the principal or any premium on any Debt Security when due;

• with respect to the Senior Debt Securities, failure to deposit any sinking fund payment when due that continues for 60 days;

• failure to pay any interest on any Debt Securities of that series, when due, that continues for 30 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of Subordinated Debt Securities that permit such deferrals;

• failure to perform any other covenant in the applicable Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 60 days after the applicable Trustee or the holders of at least 25% of the outstanding Debt Securities of that series give us written notice of the default;

• certain events in bankruptcy, insolvency or reorganization; or

• any other Event of Default included in the applicable Indenture or any supplemental indenture. (Section 501 of the Senior Indenture & Subordinated Indenture.)

In the case of a general covenant default described above, the applicable Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the applicable Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement.

If an Event of Default for any series of Debt Securities occurs and continues, the applicable Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If we issued the Debt Securities with original issue discount, less than the stated principal amount may become due and payable. If the Debt Securities are declared due and payable, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the Senior Indenture & Subordinated Indenture.)

The applicable Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indentures at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities. (Sections 512, 601 & 602 of the Senior Indenture & Subordinated Indenture.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Senior Indenture & Subordinated Indenture.)

Satisfaction; discharge

Unless otherwise specified in the applicable prospectus supplement, we may, subject to certain conditions, discharge all our obligations (except those described below) to holders of the Debt Securities issued under the Indentures, which Debt Securities have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the Trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Debt Securities. However, certain of our obligations under the Indentures will survive, including with respect to the following:

• remaining rights to register the transfer, conversion, substitution or exchange of Debt Securities of the applicable series;

• rights of holders to receive payments of principal of, and any interest on, the Debt Securities of the applicable series, and other rights, duties and obligations of the holders of Debt Securities with respect to any amounts deposited with the applicable Trustee; and

• the rights, obligations and immunities of the applicable Trustee under the Indentures. (Section 401 of Senior Indenture & Subordinated Indenture.)

Modification of the Indentures; waiver

Under the Indentures our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Senior Indenture & Subordinated Indenture.) In addition, we may supplement the Indentures to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Senior Indenture & Subordinated Indenture.)

The holders of a majority of the outstanding Debt Securities of each series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for Debt Securities of that series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Senior Indenture & Subordinated Indenture.)

In addition, under certain circumstances, the holders of a majority of the outstanding Subordinated Debt Securities of any series may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture under which those Subordinated Debt Securities were issued. (Section 1009 of the Subordinated Indenture.)

Repayment at the option of the Holder; repurchases by the Company

We must repay the Debt Securities at the option of the Holders before the applicable stated maturity date only if specified in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, the Debt Securities subject to repayment at the option of the Holder will be subject to repayment:

• on the specified Repayment Dates; and

• at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date. (Section 1302 of the Senior Indenture & Subordinated Indenture.)

Unless otherwise specified in the applicable prospectus statement, for any Debt Security to be repaid, the Trustee must receive, at its office maintained for that purpose in Atlanta, Georgia not more than 60 nor less than 30 calendar days before the date of repayment:

• in the case of a certificated Debt Security, the certificated Debt Security and the form in the Debt Security entitled Option of Holder to Elect Purchase duly completed; or

• in the case of a book-entry Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary to us. Exercise of the repayment option by the Holder will be irrevocable. (Section 1303 of the Senior Indenture & Subordinated Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Debt Securities. Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Debt Securities or the global certificate representing the related book-entry Debt Securities, on the securities depositary’s records, to the Trustee. See “Description of the Debt Securities—Global Securities.”

Defeasance

We will be discharged from our obligations on the Debt Securities of any series at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Debt Securities of that series. If this happens, the holders of the Debt Securities of the series will not be entitled to the benefits of the applicable Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities. (Section 402 of the Senior Indenture & Subordinated Indenture.)

Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Debt Securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

Concerning the Trustee

Unless otherwise specified in the applicable prospectus supplement, SunTrust Bank will be the Trustee under the Indentures. We and certain of our affiliates maintain deposit accounts and banking relationships with SunTrust Bank. SunTrust Bank also performs agency functions with respect to other securities issued by our affiliates. SunTrust Bank and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates. SunTrust also serves as trustee under other indentures with us pursuant to which securities of ours and our affiliates are outstanding.

The Trustee will perform only those duties that are specifically set forth in the Indentures unless an Event of Default under an Indenture occurs and is continuing. Other than its duties in case of a default, the Trustee is under no obligation to exercise any of its powers under the Indentures at the request of any holder of Debt Securities unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Senior Indenture & Subordinated Indenture.)

The Trustee administers its corporate trust business at 25 Park Place, Atlanta, Georgia.

Additional terms of the Subordinated Debt Securities

In the event our Subordinated Debt Securities are issued to the Capital Trust in connection with the issuance of trust preferred securities and trust common securities by the Capital Trust, these Subordinated Debt Securities subsequently may be distributed pro rata to the holders of the related Trust Preferred Securities and Trust Common Securities in connection with the dissolution of the Capital Trust upon the occurrence of specified events. These events will be described in the applicable prospectus supplement relating to such Trust Preferred Securities and Trust Common Securities. Only one series of our Subordinated Debt Securities will be issued to the Capital Trust in connection with the issuance of Trust Preferred Securities and Trust Common Securities by the Capital Trust.

Additional covenants applicable to Subordinated Debt Securities

In the event our Subordinated Debt Securities are issued to the Capital Trust, the Subordinated Indenture requires us to:

• maintain 100% ownership of the Common Securities of the Capital Trust while the Subordinated Debt Securities remain outstanding; and

• pay to the Capital Trust any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on the Capital Trust, so that the net amounts received and retained by the Capital Trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than the Capital Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. (Sections 1004 & 1008 of the Subordinated Indenture.)

Option to extend interest payment period

If so provided in the applicable prospectus supplement, we can defer interest payments on the Subordinated Debt Securities by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement (each, an Extension Period). Other details regarding the Extension Period will also be specified in the applicable prospectus supplement. No Extension Period may extend beyond the maturity of the Subordinated Debt Securities. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the rate for the Subordinated Debt Securities, to the extent permitted by applicable law. (Section 307 of the Subordinated Indenture.)

During any Extension Period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments.

Also we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the Subordinated Debt Securities or make any guarantee payments on any such debt securities. We may, however, make the following types of distributions:

• dividends paid in common shares;

• dividends in connection with the implementation of a shareholder rights plan;

• payments to a trust holding securities of the same series under a guarantee;

• repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or

• issuances resulting from the reclassification, exchange or conversion of shares of capital stock.

Subordination

Each series of Subordinated Debt Securities will be subordinate in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. Unless otherwise provided in the applicable prospectus supplement, if:

• we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

• a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

• the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Subordinated Debt Securities have the right to receive any payments of principal or interest on their Subordinated Debt Securities. (Sections 1401 & 1409 of the Subordinated Indenture.)

Unless otherwise provided in the applicable prospectus supplement, Senior Indebtedness means, with respect to any series of Subordinated Debt Securities, the principal, premium, interest and any other payment in respect of any of the following:

• all of our indebtedness for borrowed or purchased money that is evidenced by notes, debentures, bonds or other written instruments;

• our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

• capitalized lease obligations;

• any of our other indebtedness or obligations with respect to commodity contracts, interest rate commodity and currency swap agreements and other similar agreements or arrangements; and

• all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include our obligations to trade creditors or indebtedness to our subsidiaries. (Section 101 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness that the amendment would adversely affect. (Sections 902 & 1407 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.

Description of the Trust Preferred Securities

The following is a summary of the principal terms of the Trust Preferred Securities. The form of Amended Trust Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the Trust Preferred Securities will include those stated in the Amended Trust Agreement and those made part of the Amended Trust Agreement by the Trust Indenture Act and the Delaware Statutory Trust Act.

General

The Capital Trust will exist until terminated as provided in its Amended Trust Agreement. Except under specified circumstances, we will be entitled to appoint, remove, or replace trustees, who will conduct the business and affairs of the Capital Trust. The trustees of the Capital Trust will consist of:

• two employees, officers or affiliates of Smithfield who will serve as administrative trustees;

• a financial institution unaffiliated with us that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, under the terms set forth in a prospectus supplement (the property trustee); and

• one trustee with its principal place of business or who resides in the State of Delaware and who will act under the terms set forth in a prospectus supplement.

The Amended Trust Agreement will authorize the administrative trustees to issue, on behalf of the Capital Trust, two classes of trust securities, Trust Preferred Securities and Trust Common Securities, each of which will have the terms described in this prospectus and in the applicable prospectus supplement. We will own all of the Trust Common Securities. The Trust Common Securities will rank equally in right of payment, and payments will be made on the Trust Common Securities, proportionately with the Trust Preferred Securities. However, if an event of default occurs and is continuing under the Amended Trust Agreement, the rights of the holders of the Trust Common Securities to payment for distributions and payments upon liquidation, redemption and otherwise, will be subordinated to the rights of the holders of the Trust Preferred Securities. We will acquire, directly or indirectly, Trust Common Securities in a total liquidation amount specified in the applicable prospectus supplement.

The proceeds from the sale of the Trust Preferred Securities will be used by the Capital Trust to purchase our Subordinated Debt Securities. These Subordinated Debt Securities will be held in trust by the property trustee for the benefit of the holders of the trust securities. We will guarantee the payments of distributions and payments on redemption or liquidation with respect to the Trust Preferred Securities, but only to the extent the Capital Trust has funds available to make those payments and has not made the payments. See “Description of the Guarantee.”

The assets of the Capital Trust available for distribution to the holders of Trust Preferred Securities will be limited to payments from us under the Subordinated Debt Securities held by the Capital Trust. If we fail to make a payment on the Subordinated Debt Securities, the Capital Trust will not have sufficient funds to make related payments, including distributions, on its Trust Preferred Securities.

The Guarantee, when taken together with our obligations under the Subordinated Debt Securities, the Subordinated Indenture and the Amended Trust Agreement, will provide a full and unconditional guarantee of amounts due on the Trust Preferred Securities issued by the Capital Trust.

The Trust Preferred Securities will have the terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions that will be described in the Amended Trust Agreement or made part of the Amended Trust Agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. The economic terms of the Trust Preferred Securities will mirror the terms of the Subordinated Debt Securities held by the Capital Trust. In other words, the distribution rate and the distribution payment dates and other payment dates for the Trust Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Subordinated Debt Securities. Holders of Trust Preferred Securities have no preemptive or similar rights. (Section 7.1 of the Amended Trust Agreement.)

Provisions of a particular series

The Capital Trust may issue only one series of Trust Preferred Securities. The applicable prospectus supplement will set forth the principal terms of the Trust Preferred Securities that will be offered, including:

• the name of the Trust Preferred Securities;

• the liquidation amount and number of Trust Preferred Securities issued;

• the annual distribution rate(s) or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

• the date from which distributions will be cumulative;

• the redemption provisions, if any, including the prices, time periods and other terms and conditions on which the Trust Preferred Securities will be purchased or redeemed, in whole or in part;

• the terms and conditions, if any, upon which the Subordinated Debt Securities and the related Guarantee may be distributed to holders of those Trust Preferred Securities;

• any securities exchange on which the Trust Preferred Securities will be listed;

• whether the Trust Preferred Securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depository for those global certificates and the specific terms of the depositary arrangements; and

• any other relevant rights, preferences, privileges, limitations or restrictions of the Trust Preferred Securities. (Article 7 of the Amended Trust Agreement.)

The interest rate and interest and other payment dates of Subordinated Debt Securities issued to the Capital Trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Trust Preferred Securities of that Capital Trust.

Extensions

If so provided in the applicable prospectus supplement, we have the right under the Subordinated Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period from time to time on the Subordinated Debt Securities. The administrative trustees will give the holders of the Trust Preferred Securities notice of any extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period. See “Additional Terms of Subordinated Debt Securities—Option to Extend Interest Payment Period.”

Mandatory redemption of Trust Preferred Securities

The Trust Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Subordinated Debt Securities or to the extent the Subordinated Debt Securities are redeemed before maturity. The Subordinated Debt Securities will mature on the date specified in the applicable prospectus supplement and may be redeemed at any time, in whole but not in part, in certain circumstances specified in the applicable prospectus supplement.

Upon the maturity of the Subordinated Debt Securities, the proceeds of their payment will simultaneously be applied to redeem all the outstanding trust securities at the Redemption Price. Upon the redemption of the Subordinated Debt Securities, the proceeds from the redemption will simultaneously be applied to redeem trust securities having a total liquidation amount equal to the total principal amount of the Subordinated Debt Securities so redeemed at the redemption price. If fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately. (Section 7.5 of the Amended Trust Agreement.)

Distributions

Distributions on the Trust Preferred Securities will be made on the dates payable to the extent that the Capital Trust has funds available for the payment of distributions in the property account. The Capital Trust’s funds available for distribution to the holders of the trust securities will be limited to payments received from us on the Subordinated Debt Securities. We have guaranteed the payment of distributions out of monies held by the Capital Trust to the extent set forth under “Description of the Guarantee.”

Distributions on the Trust Preferred Securities will be payable to the holders named on the securities register of the Capital Trust at the close of business on the relevant record dates, which, as long as the Trust Preferred Securities remain in book-entry only form, will be one business day before the relevant payment dates. Distributions will be paid through the property trustee who will hold amounts received in respect of the Subordinated Debt Securities in the property account for the benefit of the holders of the trust securities. If the Trust Preferred Securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the Trust Preferred Securities are listed and, if none, the administrative trustees will have the right to select relevant record dates, which, unless otherwise specified in the applicable prospectus supplement, will be more than 14 days but less than 60 days before the relevant payment dates. If any date on which distributions are to be made on the Trust Preferred Securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the record date. (Section 7.2 of the Amended Trust Agreement.)

Distribution of the Subordinated Debt Securities

We will have the right at any time to dissolve the Capital Trust and, after satisfaction of the liabilities of creditors, if any, of the Capital Trust as provided by applicable law, to cause Subordinated Debt Securities to be distributed to the holders of the Trust Preferred Securities in a total stated principal amount equal to the total stated liquidation amount of the Trust Preferred Securities then outstanding. Before any such dissolution, we will obtain any required regulatory approvals. The right to dissolve the trust and distribute the Subordinated Debt Securities will, unless otherwise specified in the applicable prospectus supplement, be conditioned on our receipt of an opinion rendered by an independent tax counsel that the distribution would not result in the recognition of gain or loss for federal income tax purposes by the holders. (Section 8.1 of the Amended Trust Agreement.)

Trust enforcement events

An Event of Default under the Subordinated Indenture relating to the Subordinated Debt Securities will be an event of default under the Amended Trust Agreement (a trust enforcement event). See “Description of Debt Securities—Events of Default.”

In addition, the voluntary or involuntary dissolution, winding up or termination of the Capital Trust is also a trust enforcement event, except in connection with:

• the distribution of the Subordinated Debt Securities to holders of the trust securities of the Capital Trust;

• the redemption of all of the trust securities of the Capital Trust; or

• mergers, consolidations or amalgamations permitted by the Amended Trust Agreement of the Capital Trust.

Under the Amended Trust Agreement, the holder of the Trust Common Securities will be deemed to have waived any trust enforcement event with respect to the Trust Common Securities until all trust enforcement events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all trust enforcement events with respect to the Trust Preferred Securities have been so cured, waived, or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the property trustee with respect to certain matters under the Amended Trust Agreement and the Subordinated Indenture. If any trust enforcement event with respect to the Trust Preferred Securities is waived by the holders of the Trust Preferred Securities as provided in the Amended Trust Agreement, under the Amended Trust Agreement the holders of Trust Common Securities have agreed that the waiver also constitutes a waiver of the trust enforcement event with respect to the Trust Common Securities for all purposes under the Amended Trust Agreement without any further act, vote or consent of the holders of Trust Common Securities. (Section 2.6 of the Amended Trust Agreement.)

Upon the occurrence of a trust enforcement event the property trustee, as the sole holder of the Subordinated Debt Securities, will have the right under the Subordinated Indenture to declare the principal of, interest and premium, if any, on the Subordinated Debt Securities to be immediately due and payable.

If the property trustee fails to enforce its rights under the Amended Trust Agreement or the Subordinated Indenture to the fullest extent permitted by law and subject to the terms of the Amended Trust Agreement and the Subordinated Indenture, any holder of Trust Preferred Securities may sue us, or seek other remedies, to enforce the property trustee’s rights under the Amended Trust Agreement or the Subordinated Indenture without first instituting a legal proceeding against the property trustee or any other person. If a trust enforcement event occurs and is continuing as a result of our failure to pay principal of or interest or premium, if any, on the Subordinated Debt Securities when payable, then a holder of the Trust Preferred Securities may directly sue us or seek other remedies, to collect its proportionate share of payments owed. See “Relationship Among the Trust Preferred Securities, The Guarantee and the Subordinated Debt Securities Held by the Trust.”

Amendment of Trust Agreement

The Amended Trust Agreement may be amended if approved by a majority of the administrative trustees of the Capital Trust. However, if any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

• any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the Amended Trust Agreement or otherwise; or

• the dissolution, winding-up or termination of the Capital Trust other than under the terms of its Amended Trust Agreement,

then the holders of the Trust Preferred Securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the Trust Preferred Securities affected by the amendment or proposal.

No amendment may be made to the Amended Trust Agreement if that amendment would:

• cause the Capital Trust to be characterized as other than a grantor trust for U.S. federal income tax purposes;

• reduce or otherwise adversely affect the powers of the property trustee; or

• cause the Capital Trust to be deemed to be an investment company which is required to be registered under the Investment Company Act. (Section 11.1 of the Amended Trust Agreement.)

The holders of a majority, or such other amount as is specified in the Amended Trust Agreement, of the total liquidation amount of the Trust Preferred Securities have the right to:

• direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

• direct the exercise of any trust or power conferred upon the property trustee under the Amended Trust Agreement, including the right to direct the property trustee, as the holder of the Subordinated Debt Securities, to

• exercise the remedies available under the Subordinated Indenture with respect to the Subordinated Debt Securities,

• waive any Event of Default under the Subordinated Indenture that is waivable, or

• cancel an acceleration of the principal of the Subordinated Debt Securities.

In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel stating that, as a result of that action, the Capital Trust will continue to be classified as a grantor trust for U.S. federal income tax purposes. (Section 7.5 of the Amended Trust Agreement.)

If a vote by the holders of Trust Preferred Securities is taken, any Trust Preferred Securities owned by us or any of our affiliates will, for purposes of the vote, be treated as if they were not outstanding.(Section 7.5 of the Amended Trust Agreement.)

Information concerning the property trustee

For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a trust enforcement event, undertakes to perform only the duties that are specifically described in the Amended Trust Agreement and, upon a trust enforcement event, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable Amended Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Information concerning the administrative trustees

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Capital Trust in a way that:

• will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act;

• will cause it to be classified as a grantor trust for U.S. federal income tax purposes; and

• will cause the Subordinated Debt Securities it holds to be treated as our indebtedness for U.S. federal income tax purposes.

We and the administrative trustees are authorized to take any action, so long as it is consistent with applicable law or the certificate of trust or Amended Trust Agreement, that we and the administrative trustees determine to be necessary or desirable for those purposes. (Section 3.6 of the Amended Trust Agreement.)

Description of the Guarantee

We will execute the guarantee for the benefit of the holders of the Trust Preferred Securities.

SunTrust Bank will initially act as guarantee trustee under the guarantee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

The following description of the Guarantee is only a summary. The form of Guarantee is an exhibit to the registration statement of which this prospectus forms a part.

General

We will irrevocably and unconditionally agree under the guarantee to pay the guarantee payments, to the extent specified in the guarantee, to the holders of the Trust Preferred Securities, but only to the extent that the guarantee payments are not paid by or on behalf of the Capital Trust. We are required to pay the guarantee payments to the extent specified in the guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person. (Section 5.1 of the Guarantee.)

The following payments and distributions on the Trust Preferred Securities are guarantee payments:

• any accrued and unpaid distributions required to be paid on the Trust Preferred Securities of the Capital Trust, but only to the extent that the Capital Trust has funds legally and immediately available for those distributions;

• the redemption price for any Trust Preferred Securities that the Capital Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Capital Trust has funds legally and immediately available for the payment; and

• upon a dissolution, winding-up or termination of the Capital Trust, other than in connection with the distribution of Subordinated Debt Securities to the holders of trust securities of the Capital Trust or the redemption of all the Trust Preferred Securities of the Capital Trust, the lesser of:

• the sum of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities of the Capital Trust to the payment date, to the extent that the Capital Trust has funds legally and immediately available for the payment; and

• the amount of assets of the Capital Trust remaining available for distribution to holders of the Trust Preferred Securities of the Capital Trust in liquidation of the Capital Trust. (Section 1.1 of the Guarantee.)

We may satisfy our obligation to make a guarantee payment by making that payment directly to the holders of the Trust Preferred Securities or by causing the Capital Trust to make the payment to those holders. (Section 5.1 of the Guarantee.)

The Guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the guarantee payments with respect to the Trust Preferred Securities from the time of issuance of those Trust Preferred Securities, except that the Guarantee will only apply to the payment of distributions and other payments on the Trust Preferred Securities when the Capital Trust has sufficient funds legally and immediately available to make those distributions or other payments.

If we do not make the required payments on the Subordinated Debt Securities that the property trustee holds under the Capital Trust, the Capital Trust will not make the related payments on its Trust Preferred Securities.

Subordination

Our obligations under the Guarantee will be unsecured obligations. Those obligations will rank:

• subordinate and junior in right of payment to all of our other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

• equal in priority with the Subordinated Debt Securities that we may issue and similar guarantees; and

• senior to our common shares and any preferred shares. (Section 6.2 of the Guarantee.)

The Guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. (Section 5.4 of the Guarantee.)

The terms of the Trust Preferred Securities will provide that each holder of the Trust Preferred Securities, by accepting those Trust Preferred Securities, agrees to the subordination provisions and other terms of the Guarantee.

Amendments

We may amend the guarantee without the consent of any holder of the Trust Preferred Securities if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the Guarantee with the approval of the holders of at least 50% of the outstanding Trust Preferred Securities to which that Guarantee relates. (Section 9.2 of the Guarantee.)

Termination

The Guarantee will terminate and be of no further effect when:

• the redemption price of the Trust Preferred Securities is fully paid;

• we distribute the related Subordinated Debt Securities to the holders of those Trust Preferred Securities; or

• the amounts payable upon liquidation of the Capital Trust are fully paid. (Section 7.1 of the Guarantee.)

The Guarantee will remain in effect or will be reinstated if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid to that holder with respect to the Trust Preferred Securities or under the Guarantee.

Material covenants

We will covenant that, so long as any Trust Preferred Securities remain outstanding, if there is an event of default under the Guarantee or the Amended Trust Agreement:

• we will not make distributions related to our debt securities that rank equally with or junior to the Subordinated Debt Securities, including any payment of interest, principal or premium, or repayments, repurchases or redemptions; and

• we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. We may, however, make the following types of distributions:

• dividends paid in common shares;

• dividends in connection with the implementation of a shareholder rights plan;

• payments to a trust holding securities of the same series under a guarantee; and

• repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants. (Section 6.1 of the Guarantee.)

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Guarantee is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The Capital Trust, as holder of the Guarantee and the Subordinated Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders in our subsidiaries.

Events of default

An event of default will occur under the Guarantee if we fail to perform any of our payment obligations under the Guarantee. The holders of a majority of the Trust Preferred Securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the Trust Preferred Securities of that series. (Section 2.6 of the Guarantee.) The Guarantee Trustee is entitled to enforce the Guarantee for the benefit of the holders of the Trust Preferred Securities of a series if an event of default occurs under the Guarantee. (Section 3.1 of the Guarantee.)

The holders of a majority of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee trustee or to direct the exercise of any trust or power that the Guarantee Trustee holds under the Guarantee. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against us to enforce that holder’s rights under the guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. (Section 5.4 of the Guarantee.)

Concerning the Guarantee trustee

SunTrust Bank is the initial Guarantee trustee. It is also the property trustee, the Subordinated Indenture trustee and the senior indenture trustee. SunTrust Delaware Trust Company is the Delaware trustee for the Capital Trust. We and some of our affiliates maintain banking relationships with SunTrust Bank. SunTrust Bank also serves as trustee under other indentures pursuant to which securities of ours and our affiliates are outstanding. It has purchased, and is likely to purchase in the future, our securities and securities of our affiliates.

The Guarantee trustee will perform only those duties that are specifically set forth in the Guarantee unless an event of default under the Guarantee occurs and is continuing. In case an event of default occurs and is continuing, the Guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 3.1 of the Guarantee.) Subject to those provisions, the guarantee trustee is under no obligation to exercise any of its powers under the guarantee at the request of any holder of the Trust Preferred Securities unless that holder offers reasonable indemnity to the Guarantee trustee against the costs, expenses and liabilities which it might incur as a result. (Section 3.2 of the Guarantee.)

Agreement as to Expenses and Liabilities

We will enter into an Agreement as to Expenses and Liabilities under the Trust Agreement. The Agreement as to Expenses and Liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the Capital Trust to each person or entity to whom the Capital Trust becomes indebted or liable. The exceptions are the obligations of the Capital Trust to pay to the holders of the Trust Common Securities and Trust Preferred Securities or other similar interests in the Capital Trust the amounts due to the holders under the terms of the Trust Common Securities and Trust Preferred Securities or those similar interests.

Relationship among the Trust Preferred Securities, the Guarantee and the Subordinated Debt Securities held by the Capital Trust

We will guarantee payments of distributions and redemption and liquidation payments due on the Trust Preferred Securities, to the extent the Capital Trust has funds available for the payments, to the extent described under “Description of the Guarantee.” No single document executed by us in connection with the issuance of the Trust Preferred Securities will provide for our full, irrevocable and unconditional guarantee of the Trust Preferred Securities. It is only the combined operation of our obligations under the guarantee, the Amended Trust Agreement and the Subordinated Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Capital Trust’s obligations under the Trust Preferred Securities.

As long as we make payments of interest and other payments when due on the Subordinated Debt Securities held by the Capital Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the Trust Preferred Securities issued by the Capital Trust, primarily because:

• the total principal amount of the Subordinated Debt Securities will be equal to the sum of the total liquidation amount of the trust securities;

• the interest rate and interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities;

• we will pay for any and all costs, expenses and liabilities of the Capital Trust except its obligations under its Trust Preferred Securities; and

• the Amended Trust Agreement will provide that the Capital Trust will not engage in any activity that is not consistent with the limited purposes of the Capital Trust.

If and to the extent that we do not make payments on the Subordinated Debt Securities, the Capital Trust will not have funds available to make payments of distributions or other amounts due on its Trust Preferred Securities. In those circumstances, you will not be able to rely upon the Guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed under the Subordinated Debt Securities. If you sue us to collect payment, then we will assume your rights as a holder of Trust Preferred Securities under the Amended Trust Agreement to the extent we make a payment to you in any such legal action.

Accounting treatment

The Capital Trust will be treated as a subsidiary of ours for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of the Capital Trust. The Trust Preferred Securities, along with other Trust Preferred Securities that we guarantee on an equivalent basis, will be presented as a separate line item in our consolidated balance sheets, and appropriate disclosures about the Trust Preferred Securities, the Guarantee and the Subordinated Debt Securities will be included in the notes to the consolidated financial statements. We will record distributions that the Capital Trust pays on the Trust Preferred Securities as an expense in our consolidated statement of income.

Description of capital stock

Our authorized capital consists of 200,000,000 common shares, $.50 par value, and 1,000,000 preferred shares, $1.00 par value. Of the authorized preferred shares, 200,000 are designated Series A Junior Participating preferred shares and one is designated a Series B preferred share. At April 27, 2003, 109,161,155 common shares were outstanding. At that date, no Series A preferred shares, and one Series B preferred share were outstanding. The Series B preferred share is held by CIBC Mellon Trust Company, as trustee.

The holder of the Series B preferred share shall not be entitled to receive any portion of any dividend or distribution at any time. The Series B preferred share entitles the holder to an aggregate number of votes equal to the number of exchangeable shares of Smithfield Canada Limited, an Ontario corporation, outstanding from time to time which are not owned by the Corporation or any of its direct or indirect subsidiaries. At April 27, 2003, there were 531,908 exchangeable shares outstanding and entitled to vote.

Preferred shares

The following description of the terms of the preferred shares sets forth certain general terms and provisions of our authorized preferred shares under this prospectus. If we issue preferred shares, the specific designations and rights will be described in the prospectus supplement and a description will be filed with the Securities and Exchange Commission.

Our board of directors can, without approval of shareholders, issue one or more series of preferred shares. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the maximum number of shares in the series, designation, voting rights, conversion rights, redemption rights and any liquidation preferences, and the terms and conditions of issue. In some cases, the issuance of preferred shares could delay a change in control of Smithfield and make it harder to remove present management. Under certain circumstances, preferred shares could also restrict dividend payments to holders of our common shares. The preferred shares will, when issued, be fully paid and non-assessable.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred shares will be named in a prospectus supplement. The registrar for preferred shares will send notices to shareholders of any meetings at which holders of the preferred shares have the right to elect directors or to vote on any other matter or if notice is otherwise required to be given to holders of the preferred shares.

Common shares

Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “SFD”. Any additional common stock we issue under this prospectus will also be listed on NYSE.

Common shareholders may receive dividends when declared by the board of directors. Dividends may be paid in cash, stock or other forms. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to some preferred shareholders. Under certain circumstances, some of our outstanding debt securities, our credit agreement and other loan agreements may also restrict our ability to pay cash dividends.

All outstanding shares of common stock are fully paid and non-assessable. Any additional common shares we issue will also be fully paid and non-assessable. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to common shares.

Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to cumulative voting rights. Members of our board of directors serve three-year terms and such elections are staggered. Directors may be removed from office for cause by the vote of two-thirds of the outstanding shares entitled to vote.

The quorum required at a shareholders’ meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares voting on the matter at the meeting is required for shareholder approval. However, approval is required by the majority of all votes entitled to be cast on the transaction by each voting group entitled to vote (or such greater vote as the board of directors may specify in a particular case), in the case of major corporate actions, such as:

• a merger,

• a share exchange,

• an amendment to our articles of incorporation other than an amendment to the provisions relating to our board of directors, or

• the sale of all or substantially all of our assets.

An amendment to the provisions relating to our board of directors or the dissolution of Smithfield requires the affirmative vote of two-thirds of the shares entitled to vote.

These provisions, together with our ability to issue preferred shares with disproportionately high voting power could be used to, or have the effect of, preventing or deterring a party from gaining control of Smithfield, whether or not beneficial to public shareholders, and could discourage tactics that involve an actual or threatened change of control of Smithfield.

Our shareholders can submit shareholder proposals and nominate candidates for the board of directors if the shareholders follow advance notice procedures described in our bylaws.

Director nominations and shareholder proposals that are late or that do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual or special meeting, including making nominations for directors.

Under our bylaws, special meetings of the shareholders may be called only by the chairman of the board, the chief executive officer or the president or a majority of the board of directors. This provision could have the effect of delaying until the next annual shareholders’ meeting shareholder actions which are favored by the holders of a majority of our outstanding voting securities, because such holders would be able to take action as shareholders, such as electing new directors or approving a merger, only at a duly called shareholders’ meeting.

We indemnify our officers and directors against all liabilities incurred in connection with their service to us, except liabilities and expenses resulting from that officer’s or director’s willful misconduct or knowing violation of criminal law.

Our articles of incorporation provide that the liability of our directors and officers to us and our shareholders is limited to the fullest extent permitted by Virginia law.

Our transfer agent and registrar for common shares is Computershare Investor Services, LLC.

Shareholder rights plan

Under our shareholder rights plan, each outstanding common share has associated with it a right to purchase one two-thousandth of a Series A Junior Participating Preferred Share at a purchase price of $90, subject to adjustment.

The purpose of the rights agreement is to:

• give our board of directors the opportunity to negotiate with any persons seeking to obtain control of Smithfield;

• deter acquisitions of voting control of Smithfield, without assurance of fair and equal treatment of all of our shareholders; and

• prevent a person from acquiring in the market a sufficient amount of Smithfield voting power, or a sufficient number of our common shares, to be in a position to block an action sought to be taken by our shareholders.

The exercise of the rights would cause substantial dilution to a person attempting to acquire Smithfield on terms not approved by our board of directors and therefore would significantly increase the price that person would have to pay to acquire Smithfield. Our rights plan may deter a potential hostile acquisition or tender offer.

Until a distribution date occurs, the rights:

• will not be exercisable; and

• will be represented by the same certificate that represents the shares with which the rights are associated and will trade together with those shares.

A distribution date would occur upon the earlier of:

• 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of our outstanding common shares or

• 10 business days (or such later date as may be determined by action or our board of directors prior to such time as any person or group of affiliated persons becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common shares.

In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an acquiring person, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right. In the event that any person or group of affiliated or associated persons becomes an acquiring person, proper provision shall be made so that each holder of a right, other than rights beneficially owned by the acquiring person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of common shares having a market value of two times the exercise price of the right.

At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of our outstanding common shares, our board of directors may exchange the rights (other than rights owned by such person or group which will have become void), in whole or part, at an exchange ratio of one common share, or one one-thousandth of a Series A preferred share (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per right.

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price. No fractional Series A preferred shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Series A preferred share, which may, at our election, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A preferred shares on the last trading day prior to the date of exercise.

At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of our outstanding common shares, our board of directors may redeem the rights in whole, but not in part, at a price of $.0001 per right. The redemption of the rights may be made effective at such time on such basis with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, except that from and after such time as any person or group of affiliated or associated persons becomes an acquiring person no such amendment may adversely affect the interests of the holders of the rights.

Until a right is exercised, the holder of a right will have no rights as a shareholder of Smithfield, including, without limitation, the right to vote or to receive dividends. After exercise, each Series A preferred share will be entitled to a quarterly dividend rate of $1.00 per share, but will be entitled to an aggregate dividend of 1,000 times the dividend declared on the common shares. In the event of liquidation, the holders of the Series A preferred shares will receive a preferential liquidation payment equal to the greater of $180,000 or 1,000 times the payment made per common share. Each Series A preferred share will have 1,000 votes, voting together with the common shares. Finally, in the event of any merger, consolidation or other transaction in which common shares are exchanged, each preferred share will be entitled to receive 1,000 times the amount received per common share.

The rights will expire on May 31, 2011, unless earlier exercised by a holder or redeemed by Smithfield.

Virginia Stock Corporation Act

We are a Virginia corporation subject to the Virginia Stock Corporation Act (the Virginia Act). Provisions of the Virginia Act, in addition to provisions of our articles of incorporation and bylaws, address corporate governance issues, including the rights of shareholders. Some of these provisions could hinder management changes while others could have an anti-takeover effect. This anti-takeover effect may, in some circumstances, reduce the control premium that might otherwise be reflected in the value of our common shares. If you are buying these shares as part of a short-term investment strategy, this might be especially important to you.

Article 14 of the Virginia Act contains several provisions relating to transactions with interested shareholders are holders of more than 10% of any class of a corporation’s outstanding voting shares. Transactions between a corporation and an interested shareholder are referred to as affiliated transactions. The Virginia Act requires that certain affiliated transactions must be approved by at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets, dissolution or any reclassification of securities or merger of the corporation with any of its subsidiaries which increases the percentage of voting shares owned by an interested shareholder by more than five percent.

For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares, and majority approval of disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, the approval of the disinterested directors is no longer required.

The provisions of the Virginia Act relating to an affiliated transactions do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder.

The Virginia Act permits corporations to opt out of the affiliated transactions provisions. We have not opted out.

The Virginia Act also contains provisions regarding certain control share acquisitions, which are transactions causing the voting strength of shares of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

The Virginia Act permits corporations to opt out of control share acquisition provisions. We have not opted out.

The standards of conduct for directors of Virginia corporations are listed in Section 13.1-690 of the Virginia Act. Directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Director’s actions are not subject to reasonableness or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Description of stock purchase contracts and stock

purchase units

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as parts of units consisting of a stock purchase contract and beneficial interests in debt securities, trust preferred securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to in this prospectus as stock purchase units. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. We will file the stock purchase contract and any unit agreement with the Securities and Exchange Commission in connection with any offering of stock purchase contracts or stock purchase units, respectively.

Description of depositary shares

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred shares of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus, supplement, Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred shares related to the depositary shares, we will deposit the preferred shares with the relevant preferred share depositary and will cause the preferred share depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a preferred share represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred shares represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption and liquidation rights).

Description of warrants

We may issue warrants for the purchase of debt securities, preferred shares or common shares. Warrants may be issued independently or together with, or as a unit including, debt securities, preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from any of the other offered securities. Each warrant will entitle the holder to purchase the principal amount of debt securities or number of preferred shares or common shares, as the case may be, at the exercise price and in the manner specified in the prospectus supplement relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file the warrant agreement, and any unit agreement, with the Securities and Exchange Commission in connection with any offering of warrants.

The prospectus supplement relating to a particular issuance of warrants will describe the terms of the warrants, including the following:

• the title of the warrants;

• the offering price for the warrants, if any;

• the aggregate number of the warrants;

• the designation and terms of the securities purchasable upon exercise of the warrants;

• if applicable, the designation and terms of the securities with which the warrants are issued and the number of such warrants issued with each security;

• if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

• the principal amount of debt securities purchasable upon exercise of a warrant, if a debt warrant, and the price at which the principal amount of securities may be purchased upon exercise, which price may be payable in cash, securities, or other property;

• the date on which the right to exercise the warrants commences and the date on which the right expires;

• if applicable, the number of common shares or preferred shares purchasable upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

• if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

• the currency or currency units in which the offering price, if any, and the exercise price are payable;

• if applicable, a discussion of material United States federal income tax considerations;

• whether the debt warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

• information with respect to book-entry procedures, if any;

• the currency or currency units in which the offering price, if any, and the exercise price are payable;

• the antidilution provisions of the warrants, if any;

• the redemption or call provisions, if any, applicable to the warrants; and

• any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Selling securityholders

The following table sets forth, as of July 11, 2003, information on common share ownership by the selling securityholders which in each case represents all the common shares beneficially owned by that selling securityholder. The registration of the selling securityholders’ common shares does not necessarily mean that the selling securityholders will offer or sell any of their shares.

Selling Securityholder	Shares of Common Stock Beneficially Owned	Common Shares Offered for Sale
John Hancock Life Insurance Company	3,776,470	2,907,215

Investors Partner Life Insurance Company	116,798	92,785

The address of the selling securityholders is c/o John Hancock Life Insurance Company, 200 Clarendon Street, Boston, Massachusetts 02117. The selling securityholders listed above have represented that they possess the sole voting and investment power with respect to the common shares shown as beneficially owned by them.

John Hancock Life Insurance Company and its affiliates also hold senior secured notes issued by us and other notes issued by our subsidiaries and affiliates.

In connection with our acquisition of Packerland Holdings, Inc. and Murphy Farms, Inc., we entered into registration rights agreements with the selling securityholders and other shareholders. The common shares of the selling securityholders are being registered pursuant to their “piggyback” registration rights under the applicable registration rights agreement. The other shareholders that are parties to the registration rights agreements have “piggyback” registration rights also.

Plan of distribution

A prospectus supplement will set forth the terms of the offering of the securities offered by that prospectus supplement, including:

• the name or names of any underwriters and the respective amounts of the securities underwritten or purchased by each of them;

• the purchase price or initial public offering price of those securities and the proceeds to us, if any, and any underwriting discounts, commissions or concessions allowed or paid to dealers;

• any securities exchanges on which those securities may be listed; and

• the number of securities to be sold by the selling security holders, if any.

If underwriters are used in the sale of any securities, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Those securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase those securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of those securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which a prospectus supplement is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by institutional investors to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. There may be limitations on the minimum amount that may be purchased by any institutional investor or on the portion of the aggregate principal amount of the particular securities that may be sold pursuant to those arrangements. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of those contracts.

Securities offered other than our common shares may be a new issue of securities with no established trading market. Any underwriters to whom those securities are sold by us for public offering and sale may make a market in those securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for those securities.

Selling securityholders, as described in the section above entitled “Selling Securityholders,” may sell their securities, and this prospectus may be delivered in conjunction with those sales. We will not receive any proceeds from the sale of securities by the selling securityholders.

The selling securityholders may sell their securities in connection with one or more offerings of securities by us as described in the applicable prospectus supplement. The selling securityholders and any underwriters, broker-dealers or agents that participate with the selling securityholders in the distribution of their securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission received by them and any profit on the resale of any securities purchased by them may be deemed to be underwriting commission or discounts under the Securities Act.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

The selling securityholders will be subject to the applicable provisions of the Securities Exchange Act, and the rules and regulations under it, including the applicable provisions of Regulation M. Regulation M may restrict specified activities of the selling securityholders and may limit the timing of purchases and sales of any securities by the selling securityholders. Also, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of that distribution, subject to specified exceptions or exemptions.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act of 1933.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engaged in transactions with, or perform services for us in the ordinary course of business.

Where you can find more information

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the Securities and Exchange Commission or over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. Our common shares are listed on the New York Stock Exchange under the symbol “SFD.” Our reports, proxy statements and other information may also be read and copied at the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that we have registered under the registration statement of which this prospectus forms a part:

• Annual Report on Form 10-K for the year ended April 27, 2003;

• Current Reports on Form 8-K filed on May 12, 2003 and May 13, 2003; and

• the description of our common shares and preferred shares contained in Form 8-A12 B/A filed on December 12, 1999.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, Virginia 23430

(757) 365-3000

Legal matters

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by McGuireWoods LLP, Richmond, Virginia. Robert L. Burrus, Jr., a partner of McGuireWoods LLP, is one of our directors and owns 10,000 shares of our common stock. As of April 27, 2003, partners of McGuireWoods LLP owned less than one percent of our common stock. Certain matters relating to the formation of the Smithfield Capital Trust I and the issuance of the Trust Preferred Securities under Delaware law and the Amended Trust Agreement will be passed on by Richards, Layton & Finger, P.A., special Delaware counsel to the Capital Trust and us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

Experts

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 27, 2003, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Our financial statements for the fiscal year ended April 29, 2001, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended April 27, 2003, have been audited by Arthur Andersen LLP, independent accountants as stated in their report with respect thereto. We have been unable to obtain, after reasonable efforts, Andersen’s written consent to include its report on the financial statements in this registration statement of which this prospectus forms a part. Under these circumstances, Rule 437a under the 1933 Act permits us to use this registration statement of which this prospectus forms a part without a written consent from Andersen. The absence of such written consent from Andersen may limit a shareholder’s ability to assert claims against Andersen under Section 11(a) of the Securities Act of 1933, as amended, for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated therein.

Part II

Information not required in prospectus

Item 14.    Other expenses of issuance and distribution*

Estimated

Securities and Exchange Commission Fee	$61,000
Transfer Agent and Registrar Fees	40,000
Fees and Expenses of Trustees	50,000
Rating Agency Fees	400,000
Printing Expenses	100,000
Accountants’ Fees	60,000
New York Stock Exchange Listing Fee	20,000
Counsel Fees	300,000
Miscellaneous	169,000

Total	$1,200,000

*	All of the amounts are estimated except for the SEC registration fee.

Item 15.    Indemnification of directors and officers

Under the Articles of Incorporation (the “Smithfield Articles”) of Smithfield Foods, Inc. (“Smithfield”), the liability of officers and directors to Smithfield is eliminated to the fullest extent permitted by Virginia law. Under Virginia law, the liability of an officer or director cannot be limited or eliminated if the officer or director engages in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

To the fullest extent permitted by Virginia law, the Smithfield Articles require it to indemnify any director or officer who is made a party to any proceeding because he or she was or is a director or officer of Smithfield against any liability, including reasonable expenses and legal fees, incurred in the proceeding. Under the Smithfield Articles, “proceeding” is broadly defined to include pending, threatened or completed actions of all types, including actions by or in the right of Smithfield. Similarly, “liability” is defined to include not only judgments, but also settlements, penalties, fines and certain excise taxes. The Smithfield Articles also provide that it may, but is not obligated to, indemnify its other employees or agents. Smithfield must indemnify any person who is or was serving at the written request of Smithfield as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent provided by Virginia law. The indemnification provisions also require Smithfield to pay reasonable expenses incurred by a director or officer of Smithfield in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay Smithfield if it is ultimately determined that such person was not entitled to indemnification. Virginia law does not permit indemnification against willful misconduct or a knowing violation of the criminal law.

The rights of indemnification provided in the Smithfield Articles are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise. In addition, the Smithfield Articles authorize Smithfield to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Smithfield, whether or not Smithfield would have the power to provide indemnification to such person, to protect any such person against any liability arising from his or her service to the corporation or any other legal entity at the request of the corporation.

Item 16.    Exhibits.

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement.*

4.1

Articles of Amendment effective August 29, 2001 to the Amended and Restated Articles of Incorporation, including the Amended and Restated Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to Form 10-Q Quarterly Report filed with the SEC on September 12, 2001).

4.2	Form of Articles of Amendment establishing Preferred Shares.*

4.3

Amendment to the Bylaws adopted May 30, 2001, including the Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed with the SEC on May 30, 2001).

4.4	Form of Senior Indenture between Smithfield Foods, Inc. and SunTrust Bank, as Trustee, as supplemented from time to time.**

4.5	Form of Subordinated Indenture between Smithfield Foods, Inc. and SunTrust Bank, as Trustee, as supplemented from time to time.**

4.6	Preferred Stock Certificate.*

4.7	Common Stock Certificate.*

4.8	Form of Supplemental Indenture to Senior Indenture.*

4.9	Form of Supplemental Indenture to Subordinated Indenture.*

4.10	Form of Guarantee Agreement to be delivered by Smithfield Foods, Inc.**

4.11	Certificate of Trust of Smithfield Capital Trust I.**

4.12	Trust Agreement of Smithfield Capital Trust I, dated as of June 9, 2003.**

4.13	Form of Amended and Restated Trust Agreement.**

4.14	Form of Preferred Security (Exhibit A to the Form of Amended and Restated Trust Agreement contained in Exhibit 4.12).

4.15	Form of Purchase Contract Agreement.*

4.16	Form of Pledge Agreement.*

4.17	Form of Agreement as to Expenses and Liabilities.**

4.18	Form of Deposit Agreement including form of Depositary Receipt.*

4.19	Form of Debt Securities Warrant Agreement.*

4.20	Form of Preferred Shares Warrant Agreement.*

4.21	Form of Common Shares Warrant Agreement.*

Exhibit No.	Description of Document

5.1	Opinion of McGuireWoods LLP, counsel to Smithfield Foods, Inc., with respect to the Offered Securities.**

5.2	Opinion of Richards, Layton & Finger, P.A., Delaware counsel to Smithfield Foods, Inc. and Smithfield Capital Trust I, with respect to the Offered Securities.**

12	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1).

23.2	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.2).

23.3	Consent of Ernst & Young LLP (incorporated by reference to Exhibit 23.1 to the Company’s Annual Report on Form 10-K filed with the SEC on July 23, 2003).

24	Powers of Attorney.**

25.1	Statement of Eligibility of SunTrust Bank for the Senior Debt Securities, Subordinated Debt Securities and Guarantee of Smithfield Capital Trust I Trust Preferred Securities.**

25.2	Statement of Eligibility of SunTrust Bank for the Smithfield Capital Trust I Trust Preferred Securities.**

*	To be filed by amendment or incorporated under cover of Form 8-K.
**	Previously filed.

Item 16.    Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act of 1933, each filing of each such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant agrees that it will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by such registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, Smithfield Foods, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, Commonwealth of Virginia, on July 24, 2003.

SMITHFIELD FOODS, INC.

By:	/s/ MICHAEL H. COLE
Michael H. Cole Vice President, Secretary and Deputy General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ JOSEPH W. LUTER, III* Joseph W. Luter, III	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ DANIEL G. STEVENS* Daniel G. Stevens	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ JEFFREY A. DEEL* Jeffrey A. Deel	Corporate Controller (Principal Accounting Officer)

/s/ ROBERT L. BURRUS, JR.* Robert L. Burrus, Jr.	Director

/s/ CAROL T. CRAWFORD* Carol T. Crawford	Director

/s/ RAY A. GOLDBERG* Ray A. Goldberg	Director

/s/ FRANK S. ROYAL M.D.* Frank S. Royal M.D.	Director

/s/ WENDELL H. MURPHY* Wendell H. Murphy	Director

Name	Title

/s/ MELVIN O. WRIGHT* Melvin O. Wright	Director

/s/ JOHN SCHWIETERS* John Schwieters	Director

*By:	/s/ MICHAEL H. COLE
Michael H. Cole Vice President, Secretary and Deputy General Counsel

Pursuant to the requirements of the Securities Act of 1933, Smithfield Capital Trust I has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, the Commonwealth of Virginia, on July 24, 2003.

SMITHFIELD Capital Trust I

By:	Smithfield Foods, Inc., As Sponsor

By:	/s/ DANIEL G. STEVENS
Authorized Officer

Index to exhibits

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement.*

4.1

Articles of Amendment effective August 29, 2001 to the Amended and Restated Articles of Incorporation, including the Amended and Restated Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to Form 10-Q Quarterly Report filed with the SEC on September 12, 2001).

4.2	Form of Articles of Amendment establishing Preferred Shares.*

4.3

Amendment to the Bylaws adopted May 30, 2001, including the Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed with the SEC on May 30, 2001).

4.4	Form of Senior Indenture between Smithfield Foods, Inc. and SunTrust Bank, as Trustee, as supplemented from time to time.**

4.5	Form of Subordinated Indenture between Smithfield Foods, Inc. and SunTrust Bank, as Trustee, as supplemented from time to time.**

4.6	Preferred Stock Certificate.*

4.7	Common Stock Certificate.*

4.8	Form of Supplemental Indenture to Senior Indenture. *

4.9	Form of Supplemental Indenture to Subordinated Indenture. *

4.10	Form of Guarantee Agreement to be delivered by Smithfield Foods, Inc.**

4.11	Certificate of Trust of Smithfield Capital Trust I.**

4.12	Trust Agreement of Smithfield Capital Trust I, dated as of June 9, 2003.**

4.13	Form of Amended and Restated Trust Agreement.**

4.14	Form of Preferred Security (Exhibit A to the Form of Amended and Restated Trust Agreement contained in Exhibit 4.12).

4.15	Form of Purchase Contract Agreement.*

4.16	Form of Pledge Agreement.*

4.17	Form of Agreement as to Expenses and Liabilities.**

4.18	Form of Deposit Agreement including form of Depositary Receipt.*

4.19	Form of Debt Securities Warrant Agreement.*

4.20	Form of Preferred Shares Warrant Agreement.*

4.21	Form of Common Shares Warrant Agreement.*

5.1	Opinion of McGuireWoods LLP, counsel to Smithfield Foods, Inc., with respect to the Offered Securities.**

5.2	Opinion of Richards, Layton & Finger, P.A., Delaware counsel to Smithfield Foods, Inc. and Smithfield Capital Trust I, with respect to the Offered Securities.**

12	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1).

Exhibit No.	Description of Document

23.2	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.2).

23.3	Consent of Ernst & Young LLP (incorporated by reference to Exhibit 23.1 to the Company’s Annual Report on Form 10-K filed with the SEC on July 23, 2003).

24	Powers of Attorney.**

25.1	Statement of Eligibility of SunTrust Bank for the Senior Debt Securities, Subordinated Debt Securities and Guarantee of Smithfield Capital Trust I Trust Preferred Securities.**

25.2	Statement of Eligibility of SunTrust Bank for the Smithfield Capital Trust I Trust Preferred Securities.**

*	To be filed by amendment or incorporated under cover of Form 8-K.
**	Previously filed.